Exhibit 10.1

FORM OF BUSINESS MANAGEMENT AGREEMENT

THIS BUSINESS MANAGEMENT AGREEMENT (this “Agreement”), dated as of                  , 2014, is entered into by and between Inland Retail Properties Trust V, Inc., a Maryland corporation (the “Company”), Inland Retail Properties Trust V Special Limited Partner, LLC, a Delaware limited liability company (the “Special Limited Partner”), IRPT V Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner and of which the Special Limited Partner and the Business Manager are limited partners (the “Operating Partnership”) and IRPT V Business Manager & Advisor, Inc., an Illinois corporation (the “Business Manager”).

WITNESSETH:

WHEREAS, the Company is a corporation formed under the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Company through its interest in the Operating Partnership intends to invest primarily in income producing commercial retail properties and other real estate related assets;

WHEREAS, the Company intends to qualify as a REIT (as defined below), and the Operating Partnership intends to qualify as a partnership, in each case for U.S. federal income tax purposes;

WHEREAS, the Company and its subsidiaries including the Operating Partnership desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Business Manager and to have the Business Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined below), all as provided herein; and

WHEREAS, the Business Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.	Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Business Manager) in connection with making or investing in Mortgage Loans or other Loans or the purchase, development or construction of a Real Estate Asset, including, without limitation, real estate commissions, selection fees, investment banking fees, third party seller’s fees (to the extent the Company agrees to pay these fees as part of an acquisition), development fees, construction fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

“Affiliate” or “Affiliates” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Average Invested Assets” means, for any specified period, the average of the aggregate book value of the assets of the Company, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and Loans secured by, Real Estate Assets, and all Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before non-cash charges such as depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

“Board of Directors” means the persons holding the office of director of the Company as of any particular time under the Charter.

“Business Day” means any day other than Saturday, Sunday or any other day on which national banks are required or are authorized to be closed in Chicago, Illinois.

“Business Management Fee” means the fee payable to the Business Manager under Section 7(b) hereof.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Business Manager, or (ii) if any of the following events occur: (A) the Business Manager breaches any material provision of this Agreement, and after written notice of such breach, and does not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which is not completed with reasonable diligence; (B) the Business Manager is adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order is made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Business Manager, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Business Manager for reorganization, and such adjudication or order remains in force or unstayed for a period of thirty (30) days; or (C) the Business Manager institutes proceedings for voluntary bankruptcy or files a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or consents to the appointment of a receiver for itself or for all or substantially all its property, or makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts, generally, as they become due.

“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Charter” means the articles of incorporation of the Company, as amended or restated from time to time.

“Class A Shares” means a class of Equity Stock, 320,000,000 shares of which are authorized pursuant to the Charter.

“Class C Shares” means a class of Equity Stock, 80,000,000 shares of which are authorized pursuant to the Charter.

“Class M-1 Unit” means a Partnership Unit, as that term is defined in the limited partnership agreement of the Operating Partnership, entitling the holder thereof to the rights of a holder of a Class M-1 Unit as provided in the limited partnership agreement of the Operating Partnership, and the Class M-1 Units correspond with the Class A Units.

“Class M-2 Unit” means a Partnership Unit, as that term is defined in the limited partnership agreement of the Operating Partnership, entitling the holder thereof to the rights of a holder of a Class M-2 Unit as provided in the limited partnership agreement of the Operating Partnership, and the Class M-2 Units correspond with the Class C Units.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Competitive Real Estate Commission” means the real estate or brokerage commission paid for the purchase or Sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Contract Purchase Price” means the amount of monies or other consideration paid or contributed by the Company, from time to time: (1) to acquire, directly or indirectly, any Real Estate Asset or an Incremental Interest in a Real Estate Asset, and including any indebtedness for money borrowed to finance the purchase, indebtedness secured by the Real Estate Asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the Real Estate Asset at the time of the acquisition; or (2) to make any Property Improvements. The Contract Purchase Price shall exclude Acquisition Fees and Acquisition Expenses. With respect to monies funded or contributed by the Company to a Joint Venture, the Contract Purchase Price shall be equal to the product of: (a) the amount determined in accordance with the foregoing; and (b) the Ownership Percentage.

“Dealer Manager” means Inland Securities Corporation, a Delaware corporation, or any of its successors or assigns.

“Dealer Manager Fee” means the dealer manager fee payable to the Dealer Manager as described in the Prospectus.

“Distribution and Shareholder Servicing Fee” means the distribution and shareholder servicing fees payable to the Dealer Manager as described in the Prospectus.

“Distributions” means any distributions (as such term is defined in Section 2-301 of the MGCL) of money or other property, pursuant to Section 5.5 of the Charter, by the Company to owners of Equity Stock, including distributions that may constitute a return of capital for federal income tax purposes.

“DRP Offering” means the offering of Shares pursuant to the Company’s Distribution Reinvestment Plan, dated             , 2014 as the same may be amended from time to time.

“Equity Stock” means all classes or series of capital stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fiscal Year” means the calendar year ending December 31.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the Securities and Exchange Commission.

“Gross Offering Proceeds” means the aggregate purchase price of Shares sold in any Offering, without deduction for selling commissions, volume discounts, Distribution and Shareholder Servicing Fees, Dealer Manager Fees or Organization and Offering Expenses in any Offering.

“Incremental Interest” means, any increase in the percentage interest owned by the Company, directly or indirectly, including through a Joint Venture, in a Real Estate Asset, which results from an additional investment by the Company in the Real Estate Asset, whether through an additional capital contribution, the funding of additional debt or the assumption or guarantee of debt, which, in the case of a Joint Venture, is not matched by a corresponding contribution or assumption by the other Joint Venture partner.

“Independent Director” means any director of the Company who is an “Independent Director” for purposes of the Charter.

“Invested Capital” means the aggregate original issue price paid for the outstanding Shares, before reduction for Organization and Offering Expenses, as reduced by any prior distribution of Sale or financing proceeds and by amounts used by the Company to repurchase its own Shares.

“Issuer Costs” means all expenses, other than Selling Commissions, the Dealer Manager Fee and the Distribution and Shareholder Servicing Fee, incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration and offering its Shares to the public, including, but not limited to, reimbursing the Dealer Manager and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, expenses for printing, engraving and mailing, salaries, bonuses, benefits and severance payments of the employees of the Company, or the Sponsor and its Affiliates, while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, expenses of qualifying the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees and expenses.

“Joint Venture” means a joint venture, limited liability company, corporation or partnership arrangement (excluding the Operating Partnership) in which the Company, or any subsidiary thereof, is a co-venturer, member, stockholder or partner with one or more other Persons or an entity, which acquires, owns or manages Real Estate Assets.

“Liquidity Amount” means: (1) in the case of a Sale of Real Estate Assets, the Net Sales Proceeds realized by the Company from the Sale of Real Estate Assets since the Company’s inception, designated as such and distributed to Stockholders, in the aggregate, plus the total amount of any other Distributions paid by the Company to Stockholders, in the aggregate, from the Company’s inception until the date that the Liquidity Amount is determined, in the aggregate; and (2) in the case of a Liquidity Event, the Market Value, plus the total Distributions paid by the Company to Stockholders from the Company’s inception until the date that the Liquidity Amount is determined.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange or acquisition or other similar transaction by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares. For the avoidance of doubt, a Real Estate Assets Sale shall be deemed a Liquidity Event for purposes of this Agreement.

“Listing” means, in the aggregate, the filing of a Form 8-A (or any successor form) with the Securities and Exchange Commission to register any or all Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange, the approval of the original listing application related thereto by the applicable exchange and the commencement of trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, on the exchange. A Listing shall also be deemed to occur, and the securities deemed “Listed,” on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange; provided, however, that if the merger is effectuated through a wholly owned subsidiary of the Company, a Listing will not occur until the consideration received by the Company shall be distributed to the holders of the Shares; provided further that a Listing of the shares of common stock of the Company’s subsidiary will not occur until the applicable shares are distributed to the stockholders by distribution, spin-off or otherwise.

“Loans” means debt financing evidenced by bonds, notes, debentures or similar instruments or letters of credit and Mortgage Loans.

“Managerial cause” means a Change of Control or breach of a material term or condition of this Agreement by the Company and the Company has not cured such breach within 30 days of written notice thereof or, in the case of any breach that cannot be cured within 30 days by reasonable effort, has not taken all necessary action within a reasonable time period to cure such breach.

“Market Value” means the value of the Company (or the Company’s applicable subsidiary, as the case may be) measured in connection with an applicable Liquidity Event determined as follows:

(1) in the case of a Listing of the Shares, or the shares of common stock of any of the Company’s subsidiaries, by taking the volume weighted average closing price over the period of the first thirty (30) consecutive trading days during which the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, are Listed, multiplied by the number of Shares, or the shares of the common stock of the Company’s subsidiary, as applicable, outstanding on the date of measurement, provided that in the case of a Listing for less than all of the Shares (e.g., a phased Listing), the calculation of Market Value shall apply only to the portion of Shares, or shares of the common stock of the Company’s subsidiary that are Listed and available to trade; or

(2) in the case of the receipt by Stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed on a national securities exchange concurrent with, the consummation of the Liquidity Event, as follows:

(a) in the case of securities of an entity, other than the Company, or one of its subsidiaries, that are trading on a national securities exchange prior to the consummation of the Liquidity Event, the value ascribed to the securities in the transaction giving rise to the Liquidity Event, multiplied by the number of those securities issued to the holders of the Shares in respect of the transaction; and

(b) in the case of securities of an entity, other than the Company, or one of its subsidiaries, that become Listed on a national securities exchange concurrent with the consummation of the Liquidity Event, the volume weighted average closing price over a period of thirty (30) consecutive trading days during which the securities are eligible for trading, beginning on the 180th day after the securities are Listed, multiplied by the number of those securities issued to the holders of the Shares in respect of the transaction.

In addition to the value of the aforementioned securities, as calculated in the preceding sentences, Market Value also shall include any cash consideration received by the Stockholders as part of the applicable Liquidity Event.

“Mortgage Financing Fee” means the fee payable to the Business Manager under Section 7(d) hereof.

“Mortgage Loans” means notes or other evidences of indebtedness or obligations that are secured or collateralized, directly or indirectly, by Real Property or other interests in Real Property.

“Net Income” means, for any period, the aggregate amount of total revenues applicable to the period, less the total expenses applicable to the same period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and bad debt reserves and excluding any gain from any Sale.

“Net Sales Proceeds” means:

(i)	in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses;

(ii)	in the case of a transaction described in clause (i)(B) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction;

(iii)	in the case of a transaction described in clause (i)(C) of the definition of Sale, the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company or the Operating Partnership (other than those paid by the Joint Venture);

(iv)

in the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, the proceeds of any such transaction (including the aggregate of all payments under a Mortgage Loan or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all commissions, closing costs and legal fees and expenses;

(v)	in the case of a transaction described in clause (i)(E) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction; and

(vi)	in the case of a transaction described in clause (ii) of the definition of Sale, the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, legal fees and expenses and other selling expenses incurred by or allocated to the Company or the Operating Partnership in connection with such transaction or series of transactions.

Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company or the Operating Partnership in its sole discretion.

“Offering” means the Primary Offering and the DRP Offering.

“Organization and Offering Expenses” means the aggregate of all Issuer Costs, plus Selling Commissions and the Dealer Manager Fee.

“Ownership Percentage” means, with respect to any Real Estate Asset at a specified time, the percentage of capital stock, membership interests, partnership interests or other equity interests in the Real Estate Asset owned directly or indirectly by the Company at that time, without regard to classification of such equity interests.

“Person” means any an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto and a group to which an Excepted Holder Limit (as defined in the Charter) applies.

“Primary Offering” means the public offering of Shares on a firm or reasonable “best efforts” basis pursuant to the applicable Prospectus, as amended and supplemented from time to time.

“Priority Return” means a seven percent six percent (6.0%) per annum cumulative, pre-tax non-compounded return on Invested Capital.

“Property” or “Properties” means interests in: (1) Real Property; or (2) long-term ground leases, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, Joint Ventures, partnerships or other legal entities.

“Property Improvements” means any monies invested or otherwise funded by the Company, directly or indirectly, including through the Operating Partnership, to develop, construct, renovate, or otherwise physically improve a Real Estate Asset, including, but not limited to major tenant improvements, whether pursuant to allowances, concessions or rent abatements, all to the extent that the monies invested or funded for each of these purposes were approved by the Board of Directors as part of the initial plan for the Real Estate Asset.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling the Shares to the public.

“Real Estate Assets” means any and all Properties and other direct or indirect investments in equity interests in, or Loans secured, directly or indirectly, by, or otherwise relating to, Property (other than investments in bank accounts, money market funds or other current assets), including any interest in a Joint Venture, owned by the Company, directly or indirectly through one or more of its Affiliates, including the Operating Partnership, or Joint Ventures. Notwithstanding the foregoing, “Real Estate Assets” shall not include any investments in Real Estate Related Securities.

“Real Estate Manager” means Inland National Real Estate Services II, LLC, a Delaware limited liability company, or any of its successors or assigns, or entities owned or controlled by the Sponsor and engaged by the Company, or the Operating Partnership, to manage a Property or Properties.

“Real Estate-Related Securities” means equity securities of both publicly-traded and privately-held companies, including REITs and pass-through entities, that own Real Estate Assets, including investments in commercial mortgage-backed securities, owned by the Company, directly or indirectly through one or more of its Affiliates, including the Operating Partnership, or through Joint Ventures, but excluding, for these purposes, ownership interests in a Joint Venture.

“Real Estate Sales Commissions” means the fee payable to the Business Manager or its Affiliates under Section 7(c) hereof.

“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale or Sales” means:

(i) any transaction or series of transactions, regardless of whether Net Sales Proceeds are distributed to Stockholders as a result thereof, whereby:

(A) the Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the sale-leaseback of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards, except for a contribution to a Joint Venture in which the Company, directly or indirectly, has, or will have, an ownership interest;

(B) the Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner;

(C) any Joint Venture in which the Company or the Operating Partnership is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, excluding for these purposes any Loans or Mortgage Loans, but including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;

(D) the Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage Loan or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage Loan, and including any event with respect to any Mortgage Loan which gives rise to a significant amount of insurance proceeds or similar awards; or

(E) the Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof; but

(ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

“Shares” means the shares of common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Sponsor” means Inland Real Estate Investment Corporation, a Delaware corporation.

“Stockholders” means the holders of record of the Equity Stock, including the Shares, as maintained in the books and records of the Company or its transfer agent.

“Subordinated Incentive Participation” means any participation payable to the Special Limited Partner under Section 7(e) of this Agreement.

“Total Operating Expenses” means the aggregate expenses of every character paid or incurred by the Company, as determined under GAAP, but excluding:

(a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of the Equity Stock;

(b) Property expenses (incurred at each Property, including any fees payable under the Company’s agreement with the Real Estate Manager;

(c) interest payments;

(d) taxes;

(e) non-cash expenditures such as depreciation, amortization, bad debt reserves and impairment costs;

(f) any Subordinated Incentive Participation;

(g) Acquisition Fees and Acquisition Expenses;

(h) real estate commissions on the Sale of Property; and

(i) other fees and expenses connected with acquiring, disposing and owning Real Estate Assets (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and Property Improvements).

“Underwriting Costs” means the aggregate of Selling Commissions and Dealer Manager Fees.

2.	Duties of the Business Manager. The Business Manager shall consult with the Company and its Board of Directors and shall furnish advice and recommendations with respect to all aspects of the business and affairs of the Company and its subsidiaries including the Operating Partnership. The Business Manager shall inform the Board of Directors of factors that come to the Business Manager’s attention that may, in its opinion, influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Business Manager, directly or indirectly through Affiliates or third parties supervised by the Business Manager or its Affiliates, shall use commercially reasonable efforts to:

(a) identify potential investment opportunities in Real Estate Assets located in the United States, consistent with the Company’s investment objectives and policies; including but not limited to:

(i)	locate, analyze and select potential investments in Real Estate Assets;

(ii)	structure and negotiate the terms and conditions of acquisition and disposition transactions;

(iii)	arrange financing and refinancing or other changes in the asset or capital structure of the Company as well as the reinvesting of proceeds from the Sale of, or otherwise deal with the investments in, Real Estate Assets; and

(iv)	oversee material leases and service contracts, related to the Real Estate Assets.

(b) provide the Board of Directors with research and other statistical data and analysis in connection with Real Estate Assets and the Company’s operations and investment policies;

(c) manage the Company’s day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time, including hiring and supervising Company employees, if any;

(d) investigate and conduct relations with lenders, consultants, accountants, brokers, third party asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the name of the Company or the Operating Partnership with, and retaining and supervising services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company or the Operating Partnership;

(e) cooperate with the Real Estate Managers in connection with real estate management services and other activities relating to Real Estate Assets, subject to any requirement under the laws, rules and regulations affecting REITs that own Real Property that the Business Manager or the applicable Real Estate Manager, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs;

(f) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting funds in connection with any acquisition or disposition, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

(g) assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Equity Stock or for other financing on behalf of the Company, provided that in no event may the Business Manager act as a broker, dealer, underwriter or investment advisor of, or for, the Company;

(h) maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

(i) coordinate placement of casualty and public liability insurance and directors’ and officers’ insurance;

(j) except as otherwise provided by the Company, provide office space, equipment and personnel as required for the performance of the foregoing services as Business Manager, subject to the reimbursement of costs associated therewith;

(k) advise the Board of Directors, from time to time, of the Company’s operating results and coordinate preparation, with each Real Estate Manager, of an operating budget including one, three and five year projections of operating results and such other reports as may be appropriate for each Real Estate Asset;

(l) prepare, on behalf of the Company, and supervise the filing of all reports required by the Securities and Exchange Commission, including without limitation Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all reports and returns required by the Internal Revenue Service, other state or federal governmental agencies or other Company vendors relating to the Company and its operations, including specifically its compliance with REIT rules;

(m) prepare, on behalf of the Company, and supervise the distribution of reports to Stockholders, and act on behalf of the Company to communicate with Stockholders, brokers, dealers, financial advisors and custodians, whether by in person, written, electronic or telephonic means;

(n) arrange for, and plan, the Company’s annual meetings of Stockholders;

(o) supervise communications with the Company’s transfer agent;

(p) maintain the Company’s books and records including, but not limited to, appraisals and fairness opinions obtained in connection with acquiring or disposing Real Estate Assets;

(q) assist the Board of Directors in evaluating Sales and Liquidity Events, including without limitation: (i) performing due diligence in connection with investigating potential Sales or Liquidity Events; (ii) selecting and conducting relations with experts, investment banking firms and potential acquirors of Real Estate Assets, among others; (iii) preparing investment and other strategic models regarding Liquidity Events for evaluation by the Board of Directors; and (iv) preparing written reports and making presentations regarding potential Sales and Liquidity Events to the Board of Directors;

(r) administer the Company’s bookkeeping and accounting functions, including without limitation: (i) establishing and implementing accounting and financial reporting procedures, processes and policies; (ii) maintaining the Company’s general ledger and sub ledgers; (iii) recording investments in Real Estate Assets, investments in Joint Ventures and any funding of indebtedness; (iv) performing accounting research; (v) budgeting, forecasting and analyzing the Company’s performance; (vi) assisting in selecting and implementing accounting and financial system software; (vii) overseeing platform accounting functions and practices; (viii) reporting to the Board of Directors and the audit committee thereof; (ix) monitoring the Company’s compliance with The Sarbanes–Oxley Act of 2002, as amended, and the effectiveness of the Company’s internal controls; (x) monitoring and ensuring compliance with ratios and covenants set forth in the loan documents for any Loans; (xi) providing required monthly, quarterly and annual financial reporting, as applicable, to the Company’s lenders; and (xii) ensuring proper accounting treatment for derivative instruments;

(s) enter into ancillary agreements with the Sponsor and its Affiliates to arrange for the services and licenses to be provided by the Business Manager hereunder, as summarized on Schedule 2(t) hereto (collectively, the “Service Provider Agreements”); and

(t) undertake and perform all services or other activities necessary and proper to carry out the Company’s investment objectives, including providing secretarial, clerical and administrative assistance for the Company and maintaining a web site that provides up-to-date Company information.

3.	No Partnership or Joint Venture. The Company and the Business Manager are not, and shall not be deemed to be, partners or Joint Venturers with each other.

4.

REIT Qualifications. Notwithstanding any other provision of this Agreement to the contrary, the Business Manager shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Business Manager has written notice, would adversely affect the qualification of the Company, or of the Operating

Partnership, as a REIT under the Code or that would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, its Equity Stock or its Real Estate Assets, or that would otherwise not be permitted by the Charter. If any such action is ordered by the Board of Directors, the Business Manager shall promptly notify the Board of Directors that, in the Business Manager’s judgment, the action would adversely affect the Company’s, or the Operating Partnership’s, status as a REIT or violate any law, rule or regulation or the Charter, and that the Business Manager shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

5.	Bank Accounts. At the direction of the Board of Directors or the officers of the Company, the Business Manager shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Business Manager. The Business Manager shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company’s auditors.

6.	Fidelity Bond. The Business Manager shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.

7.	Compensation. Subject to the provisions of this Agreement, including Section 12 hereof, and in addition to any compensation for additional services that may be paid pursuant to Section 9 hereof, for services rendered hereunder:

(a) the Company shall pay Acquisition Fees to the Business Manager or its designees, upon acquiring a Real Estate Asset or upon funding each Property Improvement, in an amount equal to 1.5% of the Contract Purchase Price of: (i) each Real Estate Asset, or any Incremental Interest therein, including by way of exchanging a debt interest for an equity interest, but excluding the contribution of a Real Estate Asset owned, directly or indirectly, by the Company to a Joint Venture; or (ii) any Property Improvement. In the case of a Real Estate Asset acquired by a Joint Venture from a third party, the Acquisition Fee payable hereunder shall be equal to the product of: (x) 1.5% of the Contract Purchase Price paid by the Joint Venture; and (y) the Ownership Percentage. The Business Manager shall submit an invoice to the Company at or within a reasonable amount of time following the closing or closings of each event for which an Acquisition Fee is due hereunder, and no less frequently than quarterly, accompanied by a computation of the Acquisition Fee. The Company shall pay the Acquisition Fee to the Business Manager within a reasonable period of time after receipt by the Company of the invoice; provided, that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be deferred, waived permanently or accrued, without interest, to be paid at a later point in time; provided further that the Business Manager may also receive the Subordinated Management Performance Interest(s) as described in Section 7(f) below.

(b) the Company shall pay Business Management Fees to the Business Manager or its designees, in an amount equal to 0.65% of Average Invested Assets on a per annum basis, payable quarterly within [    ] Business Days of the end of the applicable quarter in an amount equal to 0.1625% of Average Invested Assets as of the last day of the immediately preceding quarter; provided, that the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time.

(c) the Company shall pay Real Estate Sales Commissions to the Business Manager or its designees, upon the Sale of a Property, in an amount not to exceed the lesser of: (i) one-half of the Competitive Real Estate Commission; or (ii) one percent (1%) of the gross sales price of a Property; provided, that this fee shall be paid only if the Business Manager or its Affiliate provides a substantial amount of services (as determined by the Board of Directors) in connection with the Sale of the applicable Property; provided, further, in no event shall the sum of this fee and any commissions paid to unaffiliated third parties exceed the lesser of: (x) the Competitive Real Estate Commission; or (y) an amount equal to three percent (3%) of the gross sales price of the Property.

(d) the Company shall pay Mortgage Financing Fees to the Business Manager or its designees, upon the origination or refinancing of any debt that the Company obtains and uses to finance Properties or other assets, or that is assumed, directly or indirectly, in connection with the acquisition of Properties or other assets, in an amount equal to one percent (1%) of the amount available or outstanding under the financing or the assumed debt.

(e) the Company shall pay a Subordinated Incentive Participation to the Special Limited Partner or its designees, upon (i) the closing of the Sale of Real Estate Assets in which the Net Sales Proceeds resulting from the Sale are specifically identified and distributed to Stockholders or (ii) the occurrence of a Liquidity Event (each, an “Incentive Triggering Event”), equal to fifteen percent (15%) of the amount by which: (1) the Liquidity Amount exceeds (2) Invested Capital, plus the total Distributions required to pay the Priority Return, measured as of the date of the applicable Incentive Triggering Event set forth in clause (i) or (ii) of this Section 7(e); provided, that if the Company has not satisfied the Priority Return at the time of any particular Incentive Triggering Event, this Subordinated Incentive Participation shall be paid at the time the Company satisfies the Priority Return including, but not limited to, in connection with any future Incentive Triggering Event.

(f) on an annual basis, the Operating Partnership shall issue Subordinated Management Performance Interest(s) to the Business Manager or its designees, in the form of Class M-1 and Class M-2 units (representing the Additional Total Return on the Class A and Class C Shares, respectively) equal to quotient of the annual Additional Total Return on the applicable class of share divided by the “value” of the applicable class of shares.

“Additional Total Return” means:

1.	for each of the Class A Shares, an amount equal to equal to 15% of (1) the amount by which the per share distributions paid during the current calendar year on the Class A Shares exceed $1.50 plus (2) the per share increase in the “value” of the Class A Shares as of December 31 of the current year compared to the “value” of the shares on December 31 of the prior year, (3) the sum of (a) (1) and (a) (2) multiplied by the number of Class A Shares outstanding on December 31 of the current year; and

2.	for each of the Class C Shares, an amount equal to 15% of (1) the amount by which the per share distributions on the Class C Shares exceeds $1.41 plus (2) the per share increase in the “value” of the Class C Shares as of December 31 of the current year compared to the “value” of the Class C Shares on December 31 of the prior year (3) the sum of (b) (1) and (b) (2) multiplied by the number of Class C Shares outstanding on December 31 of the current year.

For these purposes only, the “value” of the Class A and Class C Shares during this primary offering will be equal to $22.50 per share (the gross offering price less Selling Commissions and the Dealer Manager Fee).

After the Primary Offering is completed, the “value” of the Class A and Class C Shares, in any particular year, will be equal to (x) (1) the gross offering price less any Selling Commissions and Dealer Manager Fees on the Class A or Class C Shares in a follow-on offering or (2) in the absence of a follow-on offering, the “estimated value” of the shares that the Company may publish from time to time to assist broker dealers to satisfy their reporting obligations for customer account statement purposes, (y) the actual value accorded to the Class A and Class C Shares in connection with any merger or sale, or (z) if the Shares are Listed, the volume weighted average closing price of the Class A and Class C Shares, as applicable, for the last thirty trading days of the current year, or such shorter period as the Shares have been Listed, during the current year.

The Business Manager shall be entitled to receive distributions on the vested and unvested Class M-1 and Class M-2 Units at the same rate as distributions are paid on the Class A and Class C Shares, respectively. The Class M-1 and Class M-2 Units will not become vested and will be forfeited if the Business Manager Agreement is terminated by the Company for Cause. The Units will vest and not be subject to forfeiture if the Business Manager is providing services and (1) the Business Management Agreement is terminated by the Business Manager for Managerial Cause or for any reason by the Company other than for Cause or (2) an Incentive Triggering Event as described Section 7(e) occurs. Once vested, the Class M-1 Units and the Class M-2 Units will be convertible, at the option of the Business Manager, on a one-for-one basis, into Class A Shares and Class C Shares, respectively.

8.	Expenses.

(a) In addition to the compensation paid to the Business Manager, or its designees, pursuant to Section 7 and Section 9 hereof, and subject to the limits herein, the Company shall reimburse the Business Manager, the Sponsor and their respective Affiliates for all expenses attributable to the Company or its subsidiaries including the Operating Partnership and paid or incurred by the Business Manager, the Sponsor or their respective Affiliates in providing certain services and licenses hereunder, including all expenses and the costs of salaries, bonuses, benefits and severance payments of persons employed by the Business Manager, the Sponsor and their respective Affiliates and performing services for the Company or any of its subsidiaries, including the Operating Partnership, except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager or its Affiliates. For purposes of this Section 8(a), a secretary of an entity shall not be considered an “executive officer.”

(b) Expenses that the Company shall reimburse pursuant to Section 8(a) hereof include, but are not limited to all:

(i)	Issuer Costs, in an amount not to exceed one and two percent (2%) of Gross Offering Proceeds;

(ii)	expenses, including Acquisition Expenses incurred in connection with selecting or acquiring Real Estate Assets or any Sale of Real Estate Assets or any contribution of Real Estate Assets to a Joint Venture;

(iii)	the actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Business Manager;

(iv)	interest and other costs for money borrowed on behalf of the Company, including points and other similar fees;

(v)	taxes and assessments on income or attributed to Real Property owned by the Company or its subsidiaries including the Operating Partnership;

(vi)	premiums and other associated fees for insurance policies including director and officer liability insurance;

(vii)	expenses of managing and operating Real Estate Assets owned by the Company or the Operating Partnership, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)	fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;

(ix)	expenses associated with dividends or Distributions paid or caused to be paid by the Company or its subsidiaries including the Operating Partnership;

(x)	expenses of organizing the Company or any of its subsidiaries, including the Operating Partnership, including filing, revising, amending, converting or modifying the Charter, bylaws or other organizational documents;

(xi)	expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

(xii)	administrative service expenses charged to, or for the benefit of, the Company, its subsidiaries including the Operating Partnership, by non-affiliated third parties;

(xiii)	audit, accounting and legal fees charged to, or for the benefit of, the Company, its subsidiaries including the Operating Partnership, by non-affiliated third parties;

(xiv)	transfer agent and registrar’s fees and charges;

(xv)	expenses relating to any offices or office facilities maintained solely for the benefit of the Company, its subsidiaries including the Operating Partnership, that are separate and distinct from the Business Manager’s executive offices;

(xvi)	payments made by the Business Manager to Affiliates of the Sponsor for the services and licenses provided for the benefit of the Company, its subsidiaries including the Operating Partnership, as summarized on Schedule 2(t) hereto;

(xvii)	expenses incurred in connection with any Liquidity Event or Qualifying Internalization as defined in Section 10(a); and

(xviii)	expenses incurred in connection with any investment in Real Estate-Related Securities and charged to, or for the benefit of, the Company, its subsidiaries including the Operating Partnership, by non-affiliated third parties.

(c) The Company shall also reimburse the Business Manager, the Sponsor and their respective Affiliates for the salaries, bonuses, benefits and severance payments of persons employed by the Business Manager, the Sponsor or their respective Affiliates and performing services for the Company or any of its subsidiaries including the Operating Partnership, subject to the following:

(i)	in the case of employees of the Sponsor who also provide services for other entities sponsored by, or affiliated with, the Sponsor, the Company shall reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by such persons on matters for the Company compared to the time spent by such persons on all other matters including the Company’s matters.

(ii)	in the case of Affiliates of the Sponsor (excluding the Sponsor and Inland Risk and Insurance Management Services, Inc.), and unless otherwise agreed to in writing by the Company or the Business Manager, the Company shall be responsible for the payment of the charges billed by such Affiliates for work done for the benefit of the Company or its subsidiaries, including the Operating Partnership. These charges shall be based upon: (A) the Affiliate’s “hourly billing rate” of its employees, (B) fixed amounts or (C) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective Service Provider Agreements between the Business Manager or the Company and the Affiliate. The “hourly billing rate” for employees of Affiliates of the Sponsor shall be based on the budgeted salaries, bonuses, benefits, severance payments, overhead and operating expenses of the applicable Affiliates. In the event that an Affiliate of the Sponsor providing services for the benefit of the Company has revenues for any one Fiscal Year that exceed its expenses for that year, the Affiliate shall rebate the excess on a pro rata basis to its clients, including the Company, based on the “revenues” of the Affiliate attributable to such client.

In each case, the Company shall reimburse salaries and related salary expenses pursuant to this Section 8(c) irrespective of whether the services performed by the subject persons could have been performed directly for the Company by independent, non-affiliated third parties.

(d) The Business Manager shall prepare a statement documenting the expenses paid or incurred by the Business Manager, the Sponsor and their respective Affiliates for the Company, its subsidiaries including the Operating Partnership, on a monthly basis. The Operating Partnership shall reimburse the Business Manager, the Sponsor and their respective Affiliates for any expenses reimbursable in accordance with this Section 8 within twenty (20) days after receipt of such statements. With respect to expenses incurred by Affiliates of the Sponsor related to services and licenses provided for the benefit of the Company, or payments made for these services and licenses, the Business Manager, in its sole discretion, may arrange for payment to be made directly from the Company to the Affiliates of the Sponsor.

(e) The Business Manager shall cause the Sponsor and its Affiliates to direct their employees, who perform services for the Company, to keep time sheets or other appropriate billing records and receipts in connection with any reimbursement of expenses made by the Company pursuant to this Section 8. All time sheets or other appropriate billing records or receipts shall be made available to the Company for review or inspection upon reasonable request to the Business Manager.

9.	Compensation for Additional Services, Certain Limitations. The Company and the Business Manager will separately negotiate and agree on the fees for any additional services that the Company asks the Business Manager or its Affiliates to render in addition to those set forth in Section 2 hereof. Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

10.	Qualifying Internalization.

(a) Qualifying Internalization Process. At any time, the Company may elect to internalize the functions performed by the Business Manager through an agreed-upon, transition with the Business Manager on the terms and subject to the conditions set forth in this Section 10 (a “Qualifying Internalization”). Any decision to pursue a Qualifying Internalization must be approved by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent Directors. If the Company elects to pursue a Qualifying Internalization, the Company shall provide written notice to the Business Manager, stating the Company’s intention to pursue the Qualifying Internalization (the “Qualifying Internalization Notice”). During the period commencing upon the Business Manager’s receipt of the Qualifying Internalization Notice and ending with the closing of the Qualifying Internalization (the “Transition Period”), the Company and the Business Manager shall transition the services provided by the Business Manager to the Company, and upon the written request of the Company, the Business Manager shall assign one or more of the Service Provider Agreements to the Company or the Operating Partnership.

The closing of the Qualifying Internalization shall occur on the last Business Day of the Transition Period or such other date that the Company and the Business Manager mutually agree (the “Completion Date”). This Agreement shall terminate on the Completion Date.

(b) Compensation During the Transition Period. Except as contemplated by Section 10(c), the Company shall not pay any fee to acquire the Business Manager or to internalize any of the functions provided by the Business Manager. The Company shall continue to compensate the Business Manager on the terms and conditions set forth in this Agreement throughout the Transition Period. In addition, the Company shall reimburse the Business Manager for: (x) costs and expenses the Business Manager has incurred on the Company’s behalf in connection with the Qualifying Internalization; and (y) costs and expenses the Business Manager incurs directly in connection with the Qualifying Internalization.

(c) Other Arrangements. Notwithstanding anything to the contrary in Section 10(b) of this Agreement, the Company and the Business Manager may enter into separate arrangements for the purchase and sale of tangible assets or services in connection with the Qualifying Internalization, which are not addressed by Section 10(a) of this Agreement. These arrangements shall be subject to the negotiation and execution of definitive agreements acceptable to both parties.

11.	Statements. In addition to the requirements set forth in Section 7(a) hereof, within a reasonable period of time following the end of each fiscal or calendar quarter, the Business Manager or service entity shall furnish to the Company a statement or invoice computing any and all fees and expense reimbursements due hereunder. The Business Manager shall also furnish to the Company, within a reasonable period of time following the end of each Fiscal Year, a statement computing the fees payable to the Business Manager for the just completed Fiscal Year.

12.	Reimbursement by Business Manager. The Business Manager shall be obligated to reimburse the Operating Partnership in the following circumstances:

(a) On or before the fifteenth (15th) day after the completion of the annual audit of the Company’s financial statements for each Fiscal Year, the Business Manager shall reimburse the Company and the Operating Partnership for the amounts, if any, by which the Total Operating Expenses of the Company and the Operating Partnership on a consolidated basis for the Fiscal Year just ended exceeded the greater of:

(i)	two percent (2%) of the total of the Average Invested Assets for the just ended Fiscal Year; or

(ii)	twenty-five percent (25%) of the Net Income for the just ended Fiscal Year;

provided, however, that the Business Manager may satisfy any obligation under this Section 12(a) by reducing the amount to be paid the Business Manager under Section 7 or Section 9 hereunder until the Business Manager has satisfied its obligations under this Section 12(a); provided, further, that the Board of Directors, by the vote of the Board including a majority of the Independent Directors of the Company, may reduce the amount due under this Section 12(a) upon a finding that the increased expenses were caused by unusual or nonrecurring factors.

(b) If, at the closing of any Primary Offering: (i) the aggregate of all Organization and Offering Expenses, which for purposes of this section includes the Distribution and Shareholder Servicing Fee, exceeds twelve percent (12%) of the Gross Offering Proceeds from that Offering; or (ii) all Issuer Costs exceed two percent (2%) of the Gross Offering Proceeds, the Business Manager or its Affiliates shall reimburse the Company for, or pay directly, any excess Organization and Offering Expenses, which for purposes of this section includes the Distribution and Shareholder Servicing Fee, or Issuer Costs incurred by the Company or the Operating Partnership above these limits.

13.	Other Activities of the Business Manager. Nothing contained herein shall prevent the Business Manager or any Affiliate of the Business Manager (including the Sponsor) from engaging in any other business or activity including rendering services or advising on real estate investment opportunities to any other person or entity.

14.	Term; Termination of Agreement.

(a) Term; Renewal. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one year periods with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors. The Board of Directors will evaluate the performance of the Business Manager annually before renewing this Agreement, and each renewal shall be for a term of no more than one year. Each extension shall be executed in writing by both parties hereto prior to the expiration of this Agreement or of any extension thereof.

(b) Termination Other than in Connection with a Qualifying Internalization. Notwithstanding any other provision of the Agreement to the contrary, this Agreement may be terminated: (i) without Cause or penalty, by the Company upon a vote of a majority of the Independent Directors or by the Business Manager, in each case by providing no less than sixty (60) days’ prior written notice to the other party; (ii) for Cause; or (iii) for Managerial Cause. In the event of the termination of this Agreement, the Business Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed hereunder by the Business Manager. Notwithstanding the foregoing, the Company will reimburse the Business Manager for all costs and expenses (including, without limitation, reimbursement for salaries, bonuses and benefits) incurred by the Business Manager for time spent by the Business Manager providing the transition services required.

(c) Termination Pursuant to a Qualifying Internalization. This Agreement shall terminate on the Completion Date, as defined in Section 10 of this Agreement.

(d) Obligations Following Termination. If this Agreement is terminated pursuant to this Section 14, the parties shall have no liability or obligation to each other including any obligations imposed by Section 2(a) hereof, except as provided in this Section 14 and Section 17. Further, if this Agreement is terminated by the Company pursuant to Section 14(b) after the date on which the Company has mailed or otherwise delivered the Qualifying Internalization Notice, the parties shall immediately cease all actions undertaken in connection with the Qualifying Internalization, and shall take no further actions in connection therewith. If, however, this Agreement is terminated by the Business Manager pursuant to Section 14(b) after the date on which the Company has mailed or otherwise delivered the Qualifying Internalization Notice, the Business Manager shall cooperate with the Company and take all actions necessary to complete the Qualifying Internalization pursuant to Section 10(a), prior to the termination of the Agreement.

15.

Assignments. The Business Manager may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Business Manager; provided that following the assignment, the persons who controlled the operations of the Business Manager immediately prior thereto (the “Control Persons”), control the operations of the successor organization, including the performance of duties under this Agreement; provided, further, that if at any time subsequent to the assignment the

Control Persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company, by operation of law or otherwise, without the consent of the Business Manager. Any permitted assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

16.	Default, Bankruptcy, etc. At the sole option of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Business Manager if any of the following events occurs:

(a) the Business Manager violates any provisions of this Agreement and after written notice of the violation from the Company, the default is not cured within thirty (30) days; or

(b) a court of competent jurisdiction enters a decree or order for relief in respect of the Business Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property or orders the winding up or liquidation of the Business Manager’s affairs not dismissed within ninety (90) days; or

(c) the Business Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due.

The Business Manager agrees that if any of the events specified in subsections (b) and (c) of this Section 16 occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

17.

Action Upon Termination; Survival of Certain Provisions. Except as otherwise set forth herein, upon termination of this Agreement, including any termination pursuant to Section 10 of this Agreement, the parties shall have no further liability or obligation hereunder, provided this Section 17 shall survive termination of this Agreement. The Business Manager and the Special Limited Partner shall not be entitled to compensation after the date of termination, but shall be paid all compensation accruing or accrued to the date of termination, or which the Business Manager has deferred and then elects to be paid at the time of termination; provided, that (a) with respect to any Business Management Fee payable under Section 7(b) of this Agreement and any Subordinated Management Performance Interest(s) payable under Section 7(f) of this Agreement for the calendar quarter in which the termination occurred, the Business Manager shall be paid on a pro rata basis through the date of termination, based on the number of days for which the Business Manager served as such under this Agreement; and (b) in the event this Agreement terminates pursuant to a Qualifying Internalization, then with respect to the Subordinated Incentive Participation, the Special Limited Partner, or its

successor or designee, shall be entitled to an Subordinated Incentive Participation equal to the product of: (x) the amount of the Subordinated Incentive Participation to which the Special Limited Partner would have been entitled had this Agreement not been terminated; and (y) the quotient of the number of days elapsed from the effective date of this Agreement through the Completion Date and the number of days elapsed from the date of this Agreement through the date of the closing of the applicable Incentive Triggering Event.

18.	Actions Upon Termination. In connection with the termination of this Agreement, the Business Manager shall:

(a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued or deferred compensation and reimbursement for expenses to which the Business Manager is entitled;

(b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Business Manager and a statement of all money held by the Business Manager, covering the period following the date of the last accounting furnished to the Board of Directors to the date of termination;

(c) deliver to the Board of Directors all property and documents of the Company then in the custody of the Business Manager; and

(d) cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.

19.	Tradename and Marks. Concurrent with executing this Agreement, the Company will enter into a license agreement granting the Company and its subsidiaries, including the Operating Partnership, the right, subject to the terms and conditions of license agreement, to use the “Inland” name and marks.

20.	Amendments. This Agreement shall not be amended, changed, modified or terminated, or the obligations hereunder discharged, in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided in Section 10 of this Agreement.

21.	Successors and Assigns. This Agreement shall inure to the benefit of, and shall bind, any successors or assigns of the parties hereto.

22.	Governing Law. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

23.	Liability and Indemnification.

(a) The Company shall indemnify the Business Manager and its officers, directors, employees and agents (individually an “Indemnitee,” collectively the “Indemnitees”) to the same extent as the Company may indemnify its officers, directors and employees under its Charter and bylaws so long as:

(i)	the Board of Directors has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;

(ii)	the Indemnitee was acting on behalf of, or performing services on the part of, the Company;

(iii)	the liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and

(iv)	any amounts payable to the Indemnitee are paid only out of the Company’s net assets and not from any personal assets of any Stockholder.

(b) The Company shall not indemnify any Indemnitee seeking indemnification for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) unless one or more of the following conditions are met:

(i)	there has been a successful adjudication for the Indemnitee on the merits of each count involving alleged material Securities Claims as to such Indemnitee;

(ii)	the Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or

(iii)	a court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification for the costs of settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for Securities Claims.

(c) The Company shall advance amounts to Indemnitees entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i)	the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;

(ii)	the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

(iii)	the Indemnitee receiving advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the party is found not to be entitled to indemnification.

24.	Notices. All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices” and individually a “Notice”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by telecopy transmission at the other party’s facsimile telephone number set forth below. Notices given by personal delivery (i.e., by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by telecopy transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day, otherwise such delivery shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt, or the refusal to accept delivery, by a receptionist or by any Person in the employ of such party, shall be deemed actual receipt by the party of Notices. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

If to the Company:	Inland Retail Properties Trust V, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Mr. Mitchell Sabshon
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-2218

If to the Business Manager:	IRPT V Business Manager & Advisor Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Ms. Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

If to the Special Limited Partner:	Inland Retail Properties Trust V Special Limited Partner, LLC
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	[ ]
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-2218

If to the Operating Partnership:	IRPT V Operating Partnership, L.P.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	[ ]
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-2218

Any party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 24.

25.	Conflicts of Interest and Fiduciary Relationship to the Company and to the Company’s Stockholders. The Company and the Operating Partnership on the one hand and the Business Manager on the other hand recognize that their relationship is subject to various conflicts of interest. The Business Manager, on behalf of itself and its Affiliates, acknowledges that the Business Manager has a fiduciary relationship to the Company, its Stockholders and the Operating Partnership and its partners. The Business Manager, on behalf of itself and its Affiliates, shall endeavor to balance the interests of the Company and the Operating Partnership with the interests of the Business Manager and its Affiliates in making any determination where a conflict of interest exists between the Company or the Operating Partnership and the Business Manager or its Affiliates.

26.	Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:		BUSINESS MANAGER:

INLAND RETAIL PROPERTIES TRUST V, INC.		IRPT V BUSINESS MANAGER & ADVISOR, INC.

By:		By:
Name:	Mitchell Sabshon	Name:	Roberta S. Matlin
Its:	Chief Executive Officer	Its:	Vice President

SPECIAL LIMITED PARTNER:		OPERATING PARTNERSHIP:

INLAND RETAIL PROPERTIES TRUST V SPECIAL LIMITED PARTNER, LLC		IRPT V OPERATING PARTNERSHIP, L.P.

By:		By:
Its:		Its:	General Partner
	By:		By:
	Its:		Its:

Signature Page — Business Management Agreement

Schedule 2(t)

The Business Manager shall enter into the Service Provider Agreements with certain Affiliates of the Sponsor, as summarized below (as used in this Schedule 2(t), the “Service Providers”), to arrange for the services and licenses to be provided by the Business Manager under the Agreement, as summarized below.

•	Communications Services. Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain investor communications and maintaining branding standards.

•	Computer Services. Inland Computer Services, Inc., or “ICS,” will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access. ICS will be reimbursed for all direct costs incurred by, and reasonable expenses paid by, ICS in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•	Insurance and Risk Management Services. Inland Risk and Insurance Management Services, Inc., or “IRIM,” will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring the Company’s insurance policies. IRIM will receive a portion of commissions paid by insurance companies to third party brokers for placing insurance policies for the Company. So long as IRIM receives commissions in an amount sufficient to cover operating expenses, the Company will not pay any fees or reimbursements for the services provided by IRIM.

•	Institutional Investor Relationship Services. Inland Institutional Capital Partners Corporation, or “ICAP,” will provide advice regarding the Company’s current market position, secure institutional investor commitments, and form joint ventures with unaffiliated operating partners, each as requested by the Business Manager. The Business Manager will pay ICAP any fees or expenses related to the services it provides for the Company. The Company will not reimburse ICAP for any expenses incurred in providing these services.

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Investment Advisory Services. Inland Investment Advisors, Inc., or “Inland Advisors,” will provide investment advisory agreement services. This agreement will grant Inland Advisors full discretionary authority to invest or reinvest certain of the Company’s assets in securities of publicly traded and privately held entities, and will give Inland Advisors the power to act as the Company’s proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities. The Business Manager will assign to Inland Advisors any portion of the annual business management fee that it earns on the Company’s investments in securities. The Company will not reimburse Inland Advisors for any expenses incurred in providing these services.

•	Mortgage Placement Services. Inland Mortgage Brokerage Corporation, or “IMBC,” and Inland Commercial Mortgage Corporation, or “ICMC,” will place mortgages for the Company, as requested by the Business Manager.

•	Mortgage Servicing. Inland Mortgage Servicing Corporation, or “IMSC,” will service mortgages for the Company, as requested by the Business Manager.

•	Office Services. Inland Office Services, Inc., or “IOS,” will provide office and administrative services, including purchasing and maintaining office supplies, office equipment and furniture, installing and maintaining telephones, maintaining security, providing mailroom, courier and switchboard services and procurement services. IOS will negotiate and manage contract programs including but not limited to business travel, cellular phone services and shipping services.

•	Personnel Services. Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•	Property Tax Services. Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•	Software License. ICS will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the Agreement. ICS will provide the Business Manager with all upgrades to the licensed software, as available.

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